As filed with the Securities and Exchange Commission on February 21, 2014
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0652659 (IRS Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)
___________________

Peregrine Semiconductor Corporation 2012 Equity Incentive Plan
(Full title of the plan)
___________________

Jay C. Biskupski
Chief Financial Officer
9380 Carroll Park Drive, San Diego, California 92121
(Name and address of agent for service)
(858) 731-9400
(Telephone number, including area code, of agent for service)
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,582,675 shares (2)	$5.30 (3)	$13,688,177.50	$1,763.04

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Peregrine Semiconductor Corporation 2012 Equity Incentive Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)	Represents shares of Common Stock added to the 2012 Plan pursuant to the evergreen provision of the 2012 Plan.

(3)
Estimated in accordance with Rule 457(c) promulgated under the 1933 Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 14, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
Peregrine Semiconductor Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC on February 19, 2014;

(b)	The Registrant's Current Report on Form 8-K filed with the SEC on February 4, 2014; and

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 001-35623 on Form 8-A filed with the SEC on August 1, 2012 (as amended on Form 8-A/A filed with the SEC on August 7, 2012), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit indemnification under limited circumstances for liabilities, including reimbursement for expenses incurred, arising under the 1933 Act.

The Registrant has entered into indemnification agreements with its directors, executive officers, and certain other key employees and intends to enter into indemnification agreements with any new directors, executive officers, and such other key employees in the future. The indemnification agreements provide the Registrant’s directors, executive officers, and other key employees with further indemnification to the maximum extent permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation, and the Registrant’s amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware General Corporation Law, the Registrant will advance all expenses by its directors, executive officers, and other key employees in connection with a legal proceeding.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of its directors and officers. The Registrant’s amended and restated certificate of incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives any improper personal benefit.

The Registrant’s amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by the Registrant’s stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the Registrant’s behalf. The Registrant’s amended and restated bylaws provide that the Registrant will advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit the Registrant to secure insurance on behalf of any officer, director, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of Registrant.	8-K	001-35623	3.1	August 17, 2012
3.2	Amended and Restated Bylaws of Registrant.	8-K	001-35623	3.2	August 17, 2012
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Seventh Amended and Restated Investor Rights Agreement, dated August 17, 2006, by and among the Registrant, certain stockholders, and the investors listed on the signature pages thereto.	S-1	333-170711	4.3	November 19, 2010
4.3	Amended and Restated Warrant to Purchase Stock originally issued July 6, 2006 to Escalate Capital I, L.P.	S-1	333-170711	4.4	November 19, 2010
4.4	Warrant to Purchase Stock issued June 18, 2003 to Silicon Valley Bank.	S-1	333-170711	4.5	November 19, 2010
4.5	Amendment to Warrant Agreement, dated April 2008, between SVB Financial Group and the Registrant.	S-1	333-170711	4.6	November 19, 2010
5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.					X
24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.					X
99.1	Peregrine Semiconductor Corporation 2012 Equity Incentive Plan.					X

Item 9.	Undertakings
A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 21st day of February, 2014.

PEREGRINE SEMICONDUCTOR CORPORATION

By:    /s/ Jay C. Biskupski
Jay C. Biskupski
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of Peregrine Semiconductor Corporation, a Delaware corporation, do hereby constitute and appoint James S. Cable, Ph.D. and Jay C. Biskupski, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James S. Cable James S. Cable, Ph.D.	Chief Executive Officer, President, acting Chief Technology Officer and Chairman(Principal Executive Officer)	February 21, 2014
/s/ Jay C. Biskupski Jay C. Biskupski	Chief Financial Officer(Principal Financial and Accounting Officer)	February 21, 2014
/s/ John H. Allen John H. Allen	Director	February 21, 2014
/s/ Jeffrey K. Belk Jeffrey K. Belk	Director	February 21, 2014
/s/ Paul N. D’Addario Paul N. D’Addario	Director	February 21, 2014
/s/ Gary A. Monetti Gary A. Monetti	Director	February 21, 2014
/s/ Robert D. Pavey Robert D. Pavey	Director	February 21, 2014
/s/ Carl P. Schlachte Carl P. Schlachte	Director	February 21, 2014
/s/ Elton B. Sherwin Elton B. Sherwin	Director	February 21, 2014
/s/ Anthony S. Thornley Anthony S. Thornley	Director	February 21, 2014

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of Registrant.	8-K	001-35623	3.1	August 17, 2012
3.2	Amended and Restated Bylaws of Registrant.	8-K	001-35623	3.2	August 17, 2012
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Seventh Amended and Restated Investor Rights Agreement, dated August 17, 2006, by and among the Registrant, certain stockholders, and the investors listed on the signature pages thereto.	S-1	333-170711	4.3	November 19, 2010
4.3	Amended and Restated Warrant to Purchase Stock originally issued July 6, 2006 to Escalate Capital I, L.P.	S-1	333-170711	4.4	November 19, 2010
4.4	Warrant to Purchase Stock issued June 18, 2003 to Silicon Valley Bank.	S-1	333-170711	4.5	November 19, 2010
4.5	Amendment to Warrant Agreement, dated April 2008, between SVB Financial Group and the Registrant.	S-1	333-170711	4.6	November 19, 2010
5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.					X
24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.					X
99.1	Peregrine Semiconductor Corporation 2012 Equity Incentive Plan.					X